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                                                                   EXHIBIT 10.14

                         AMENDED SHAREHOLDER AGREEMENT
                         -----------------------------


     In consideration of transactions previously entered into by VIVID TECHNOLOGIES, a Massachusetts corporation ("the Company"), with certain purchasers of 250,000 shares of the Company's Series B Preferred Stock, $.01 par value (the "Series B Preferred") under a Series A and Series B Preferred Stock Purchase Agreement, dated June 22, 1989, and in consideration of transactions to be entered into by the Company with certain purchasers of 133,333 shares of the Company's Series D Preferred Stock, par value $.01 per share, (the "Series D Preferred") under the Series C and Series D Preferred Stock Purchase Agreement dated January 25, 1991 (the Series B Preferred and Series D Preferred are sometimes collectively referred to as the "Shares"), it is agreed with the Series B Preferred purchasers and the Series D Preferred purchasers by the undersigned holders of Common Stock, $.01 par value ("Common Stock") of the Company, namely, S. David Ellenbogen and Jay A. Stein, as follows:

     1. The undersigned will vote all shares of Common Stock held or controlled by them (pursuant to voting trust or otherwise) presently or in the future, and will otherwise use their best efforts: (a) to maintain the number of directors of the Company at no more than seven (7); and (b) to elect and maintain in office as a director or directors of the Company two persons (if the number of authorized directors does not exceed five (5)) and three persons (if the number of authorized directors exceeds five (5)) designated in writing by the holders of at least 51% of the Shares and the shares of Common Stock into which the Shares are convertible or have been converted ("Conversion Shares").

     2. Neither of the undersigned shall sell, assign, or transfer, in one or more transactions, in excess of 10% of the shares of Common Stock now or hereafter held by him, other than as provided in paragraph 3, until the holders of outstanding Shares and Conversion Shares have been notified of the proposed transaction and have been given the opportunity, on a pro rata basis, exercisable within 30 days after the date of such notice, at each such holder's option (a) to sell to the proposed transferee upon the same terms and conditions offered to the undersigned, that percentage of the total amount of Shares and Conversion Shares that is equivalent to the percentage of the total amount of Common Stock held by the undersigned which is proposed to be transferred, or (b) to purchase such shares of Common Stock.

     3. Notwithstanding the foregoing, the provisions of paragraph 2 shall be inapplicable to a sale, assignment or transfer of Common Stock or of options to purchase or securities convertible into Common Stock (i) by way of bequest or inheritance
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upon death, (ii) to the spouse, issue or trusts for the benefit of the undersigned, their spouses or issue, or (iii) pursuant to a public offering registered under the Securities Act of 1933, or (iv) to the Company pursuant to the restrictions on transfer of stock contained in agreements between certain of the undersigned and the Company providing for repurchase of their Common Stock by the Company upon certain events; provided that in the case of transactions described in clauses (i) and (ii) above, any transferee of the undersigned shall agree to be bound by this Agreement and shall so signify in writing.

     4. The undersigned agree that no sale, assignment, or transfer of Common Stock or securities convertible into, exchangeable for or carrying the right to purchase, Common Stock may be made by them unless the proposed transferee has agreed to purchase Shares and Conversion Shares from the holders thereof to the extent required by the preceding paragraphs, and that, if any transfer of Common Stock or securities convertible into, exchangeable for or carrying the right to purchase, Common Stock is made by the undersigned or such transferee contrary to the provisions of this Agreement, the holders of Shares and Conversion Shares may enforce their rights hereunder by actions for specific performance to the extent permitted by law, in addition to any other legal or equitable remedies which they may have.

     5. All certificates evidencing Common Stock or securities convertible into or exchangeable for, or carrying the right to purchase, Common Stock subject to this Agreement shall bear on their face, during the term of this Agreement, a legend substantially as follows:

     "The securities represented hereby are subject to the provisions of an Amended Shareholder Agreement dated January 25, 1991 between the Company, certain holders of its then outstanding Common Stock and certain purchasers of Series B Preferred Stock and Series D Preferred Stock of the Company, as amended from time to time, with respect to voting rights and transfers, and no transfer hereof may be made except in accordance with the provision of said agreement."

     6. Any provision of this Agreement may be waived or modified by an instrument in writing signed by the holders of at least 51% of the Shares and the Conversion Shares and the holders of at least 51% of the Common Stock now or hereafter held by the undersigned.

     7. The term of this Agreement shall be from the date hereof until the closing of a public offering of the Company's Common Stock resulting in gross proceeds to the Company of not less than $5,000,000.

     8. This Agreement shall be construed under and governed by Massachusetts law and shall be binding upon the heirs, personal

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representatives, successors and assigns of the parties. A copy thereof shall be promptly given to the Company. Notices hereunder shall be deemed to have been duly given if mailed by registered or certified mail to the holders of Shares and Conversion Shares at their addresses set forth in the stock records of the Company and to the undersigned at their addresses specified below, or such other addresses as the parties may subsequently notify each other of in this manner.

     9. This Agreement constitutes the entire Agreement between the parties and amends and supersedes all prior agreements between the parties as to the subject matter herein.

     IN WITNESS WHEREOF, this Agreement has been executed under seal by the undersigned or their duly authorized representatives as of January 25, 1991.



                         ______________________________
                         S. David Ellenbogen
                         9 Pauline Drive
                         Natick, MA  01760



                         _____________________________
                         Jay A. Stein
                         15 Carter Drive
                         Framingham, MA  01701

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